Entergy
639 Loyola Avenue
New Orleans, LA 70113

Date:	Oct. 24, 2017	News
Release
For Release:	Immediately

Contact:	Kay Jones (Media) (504) 576-4238 cjone22@entergy.com	David Borde (Investor Relations) (504) 576-5668 dborde@entergy.com

Entergy Reports Third Quarter Earnings

NEW ORLEANS - Entergy Corporation (NYSE: ETR) reported third quarter 2017 earnings per share of $2.21 on an as-reported basis and $2.35 on an operational basis (non-GAAP), which excludes the effects of special items.

“Today we are reporting a strong third quarter, and we now expect to finish the year in the top half of our Utility, Parent & Other adjusted earnings guidance range,” said Entergy Chairman and Chief Executive Officer Leo Denault. “We have completed most of our key deliverables for the year that support our strategy to achieve steady, predictable growth at the Utility, while managing risk and an orderly exit of our merchant power business. We are affirming our 2017 guidance and our longer-term outlooks.”

Business highlights included the following:

•
Entergy Arkansas reached an unopposed settlement with the Arkansas Attorney General and other intervenors on the recovery of nuclear costs in its 2017 and 2018 test year FRP filings. The settlement is subject to approval by the APSC.

•	Entergy Arkansas and Entergy Texas filed settlement agreements for their AMI proceedings.

•	Entergy Louisiana filed its application to extend and modify its annual formula rate plan.

•	The PUCT approved Entergy Texas’ DCRF settlement agreement.

Table of Contents Page
News Release1
Appendices8
A: Consolidated Results and Special Items9
B: Earnings Variance Analysis12
C: Utility Financial and Operating Measures14
D: EWC Financial and Operating Measures16
E: Consolidated Financial Measures17
F: Definitions and Abbreviations and Acronyms18
G: GAAP to Non-GAAP Reconciliations22
Financial Statements25

•	The utility companies successfully restored power to approximately 250,000 customers in the wake of Hurricane Harvey.

•	Entergy plans to operate Palisades Power Plant until no later than May 31, 2022, under the existing power purchase agreement with Consumers Energy.

•	Entergy was named to the 2017 Dow Jones Sustainability North America Index; this is the 16th consecutive year Entergy has appeared on the World or North America Index or both.

Consolidated Earnings (GAAP and Non-GAAP Measures)
Third Quarter and Year-to-Date 2017 vs. 2016 (See Appendix A for reconciliation of GAAP to non-GAAP earnings and description of special items)
	Third Quarter			Year-to-Date
	2017	2016	Change	2017	2016	Change
(After-tax, $ in millions)
As-reported earnings	398.2	388.2	10.0	890.7	1,185.4	(294.7)
Less special items	(25.5)	(27.5)	1.9	(271.9)	(30.7)	(241.2)
Operational earnings (non-GAAP)	423.7	415.6	8.1	1,162.6	1,216.2	(53.5)
Estimated weather in billed sales	(44.7)	33.8	(78.5)	(89.9)	(8.0)	(81.9)

(After-tax, per share in $)
As-reported earnings	2.21	2.16	0.05	4.94	6.60	(1.66)
Less special items	(0.14)	(0.15)	0.01	(1.51)	(0.17)	(1.34)
Operational earnings (non-GAAP)	2.35	2.31	0.04	6.45	6.77	(0.32)
Estimated weather in billed sales	(0.25)	0.18	(0.43)	(0.50)	(0.04)	(0.46)

Calculations may differ due to rounding

Consolidated Results

For third quarter 2017, the company reported earnings of $398 million, or $2.21 per share, on an as-reported basis and $424 million, or $2.35 per share, on an operational basis. This compared to third quarter 2016 earnings of $388 million, or $2.16 per share, on an as-reported basis and $416 million, or $2.31 per share, on an operational basis. Summary discussions by business are below.

Additional details, including information on OCF by business, are provided in Appendix A and a comprehensive analysis of quarterly and year-to-date variances is provided in Appendix B.

Utility, Parent & Other Results

For third quarter 2017, the Utility business earned net income attributable to Entergy Corporation of $401 million, or $2.22 per share, compared to $443 million, or $2.47 per share, in third quarter 2016. Drivers for the quarterly decrease included lower net revenue and higher operating expenses.

Net revenue decreased quarter-over-quarter, driven by unfavorable weather in the current quarter compared to favorable weather a year ago. For third quarter 2017, cooling degree days were 16 percent below normal, compared to 14 percent above normal in third quarter 2016. Excluding the effects of weather, net revenue was higher reflecting weather-adjusted sales growth and new rate actions to recover investments that benefit customers.

On a weather-adjusted basis, billed sales increased 3.5 percent, including 3.8 percent and 2.5 percent for residential and commercial billed sales, respectively. Industrial billed sales volume increased 4.0 percent with higher sales to both new and expansion customers as well as existing customers. The increase was driven largely by the primary metals and chlor-alkali segments. Sales to petroleum refining and industrial gases customers were also higher.

Utility non-fuel O&M increased quarter-over-quarter, driven by higher spending on nuclear operations including nuclear refueling outage expenses. Depreciation and amortization as well as taxes other than income taxes were also higher. In addition, other income increased period-over-period due partly to higher AFUDC-equity funds.

Parent & Other recognized a loss of $(58) million, or (32) cents per share, for third quarter 2017, compared to a loss of $(63) million, or (35) cents per share, for third quarter 2016.

On a combined basis, Utility, Parent & Other (non-GAAP) contributed $1.90 to third quarter 2017 consolidated EPS and $2.12 to third quarter 2016 consolidated EPS. On an adjusted basis, normalizing weather and income taxes, Utility, Parent & Other (non-GAAP) contributed $2.15 per share in third quarter 2017 to consolidated EPS, compared to $1.98 in third quarter 2016.

Appendix C contains additional details on Utility financial and operating measures, including reconciliation for non-GAAP Utility, Parent & Other adjusted earnings and EPS.

Entergy Wholesale Commodities Results

For third quarter 2017, EWC earned net income attributable to Entergy Corporation of $55 million, or 31 cents per share, compared to $8 million, or 4 cents per share, for third quarter 2016. On an operational basis, EWC earned $81 million, or 45 cents per share, in third quarter 2017, compared to $35 million, or 19 cents per share, in third quarter 2016.

The sale of FitzPatrick at the end of first quarter 2017 affected period-over-period variances for multiple line items. In third quarter 2016, the plant contributed a (15) cent loss to as-reported EPS and 2 cents to operational EPS.

Excluding FitzPatrick, revenue from nuclear plants increased due to higher capacity prices. Current period earnings also reflected the impacts of previous impairments, specifically lower fuel and refueling outage expenses. Other income increased largely from higher realized earnings on decommissioning trust funds. Partially offsetting the increases was higher decommissioning expense due in part to the agreement with NYPA to transfer the Indian Point Unit 3 decommissioning liability and associated trust to Entergy.

Appendix D contains additional details on EWC financial and operating measures, including the calculation of EWC operational adjusted EBITDA (non-GAAP).

Earnings Guidance

Entergy affirmed its 2017 operational earnings guidance range of $6.80 to $7.40 per share and its Utility, Parent & Other adjusted guidance range of $4.25 to $4.55 per share. See webcast presentation slides for additional details.

The company has provided 2017 earnings guidance with regard to the non-GAAP measures of operational EPS and Utility, Parent & Other adjusted EPS. These measures exclude from the corresponding GAAP financial measures the effect of special items as described below under “Non-GAAP Financial Measures.” The company has not provided a reconciliation of such non-GAAP guidance to guidance presented on a GAAP basis because it cannot predict and quantify with a reasonable degree of confidence all of the special items that may occur during 2017. The only anticipated special items that the company can reasonably estimate at this time are those that relate to the decisions to sell or close the company’s merchant nuclear plants; these estimated costs, which are excluded from the earnings guidance, are expected to decrease as-reported EPS by approximately $(2.10) per share.

Earnings Teleconference

A teleconference will be held from 10:00 a.m. to 10:40 a.m. Central Time on Tuesday, Oct. 24, 2017, to discuss Entergy’s quarterly earnings announcement and the company’s financial performance. The teleconference may be accessed by visiting Entergy’s website at www.entergy.com or by dialing 844-309-6569, conference ID 56951898, no more than 15 minutes prior to the start of the call. The webcast slide presentation is also posted to Entergy’s website concurrent with this release, which was issued before market open on the day of the call. A replay of the teleconference will be available on Entergy’s website at www.entergy.com and by telephone. The telephone replay will be available through Oct. 31, 2017, by dialing 855-859-2056, conference ID 56951898. This release and the webcast slide presentation are also available on the Entergy Investor Relations mobile web app at iretr.com.

Entergy Corporation is an integrated energy company engaged primarily in electric power production and retail distribution operations. Entergy owns and operates power plants with approximately 30,000 megawatts of electric generating capacity, including nearly 9,000 megawatts of nuclear power. Entergy delivers electricity to 2.9 million utility customers in Arkansas, Louisiana, Mississippi and Texas. Entergy has annual revenues of approximately $10.8 billion and nearly 13,000 employees.

Entergy Corporation’s common stock is listed on the New York and Chicago stock exchanges under the symbol “ETR.”

Details regarding Entergy’s results of operations, regulatory proceedings and other matters are available in this earnings release, a copy of which will be filed with the SEC, and the webcast slide presentation. Both documents are available on Entergy’s Investor Relations website at www.entergy.com/investor_relations and on Entergy’s Investor Relations mobile web app at iretr.com.

For definitions of certain operating measures, as well as GAAP and non-GAAP financial measures and abbreviations and acronyms used in the earnings release materials, see Appendix F.

Non-GAAP Financial Measures

This news release contains non-GAAP financial measures. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. Entergy has provided quantitative reconciliations within this release of the non-GAAP financial measures to the most directly comparable GAAP financial measures.

Certain non-GAAP financial measures in this news release could differ from GAAP only in that the figure or ratio states or includes operational earnings. Operational earnings are not calculated in accordance with GAAP because they exclude the effect of “special items.” Special items are unusual or non-recurring items or events or other items or events that management believes do not reflect the ongoing business of Entergy, and may include items such as impairments, gains or losses on asset sales, and other gains or losses occurring as a result of strategic decisions such as Entergy’s recent decisions to shut down or sell its merchant nuclear plants. In addition, other financial measures including net income (or earnings), adjusted for preferred dividends and tax effected interest expense; net revenue; return on average invested capital; and return on average common equity are included on both an operational and as-reported basis. In each case, the metrics defined as “operational” would exclude the effect of special items as defined above. Entergy reports the combination of the Utility segment with Parent & Other as Utility, Parent & Other, which is all of Entergy excluding the EWC segment, since management uses this combination in making decisions about its ongoing business in light of its decision to exit the merchant power business. Entergy also reports Utility, Parent & Other adjusted earnings, which combines the Utility segment with Parent & Other, excludes applicable special items and normalizes weather and income tax expense for the periods presented, because it believes that these financial metrics provide useful information to investors in evaluating the ongoing results of Entergy’s businesses and assist investors in comparing Entergy’s financial performance to the financial performance of other companies in the Utility sector. In addition to reporting earnings per share on a consolidated basis, Entergy reports on a per share basis the earnings or loss of each of its segments, together with the combination of the Utility segment and Parent & Other. These per share measures represent the net income or loss of such segment or segments divided by the diluted average number of shares of common stock outstanding over the period. Entergy believes such per share measures provide useful information to investors in understanding the results of operations of those businesses and their contribution to Entergy’s consolidated results of operations.

Other non-GAAP measures, including adjusted EBITDA; operational adjusted EBITDA; gross liquidity; debt to capital ratio, excluding securitization debt; net debt to net capital ratio, excluding securitization debt; parent debt to total debt ratio, excluding securitization debt; debt to operational adjusted EBITDA, excluding securitization debt; operational FFO to debt ratio, excluding securitization debt are measures Entergy uses internally for management and board discussions and cash budgeting and performance monitoring activities to gauge the overall strength of its business. Entergy believes the above data provides useful information to investors in evaluating Entergy’s ongoing financial results and flexibility and assists investors in comparing Entergy’s credit and liquidity to the credit and liquidity of others in the Utility sector.

The non-GAAP financial measures and other reported adjusted items in this release are presented in addition to, and in conjunction with, results presented in accordance with GAAP. These non-GAAP financial measures should not be used to the exclusion of GAAP financial measures. These non-GAAP financial measures reflect an additional way of viewing aspects of Entergy’s operations that, when viewed with Entergy’s GAAP results and the accompanying reconciliations to corresponding GAAP financial measures, provide a more complete understanding of factors and trends affecting Entergy’s business. Investors are strongly encouraged to review Entergy’s consolidated financial statements and publicly filed reports in their entirety and to not rely on any single financial measure. Non-GAAP financial measures are not standardized; therefore, it might not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names.

Cautionary Note Regarding Forward-Looking Statements

In this news release, and from time to time, Entergy Corporation makes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, among other things, Entergy’s 2017 earnings guidance, its current financial and operational outlook, and other statements of Entergy’s plans, beliefs or expectations included in this news release. Readers are cautioned not to place undue reliance on these forward-looking statements, which apply only as of the date of this news release. Except to the extent required by the federal securities laws, Entergy undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Forward-looking statements are subject to a number of risks, uncertainties and other factors that could cause actual results to differ materially from those expressed or implied in such forward-looking statements, including (a) those factors discussed elsewhere in this news release and in Entergy’s most recent Annual Report on Form 10-K, any subsequent Quarterly Reports on Form 10-Q and Entergy’s other reports and filings made under the Securities Exchange Act of 1934; (b) uncertainties associated with rate proceedings, formula rate plans and other cost recovery mechanisms, including the risk that costs may not be recoverable to the extent anticipated by the utilities; (c) uncertainties associated with efforts to remediate the effects of major storms and recover related restoration costs; (d) nuclear plant relicensing, operating and regulatory costs and risks, including any changes resulting from the nuclear crisis in Japan following its catastrophic earthquake and tsunami; (e) changes in decommissioning trust fund values or earnings or in the timing or cost of decommissioning Entergy’s nuclear plant sites; (f) legislative and regulatory actions and risks and uncertainties associated with claims or litigation by or against Entergy and its subsidiaries; (g) risks and uncertainties associated with strategic transactions that Entergy or its subsidiaries may undertake, including the risk that any such transaction may not be completed as and when expected and the risk that the anticipated benefits of the transaction may not be realized; (h) effects of changes in federal, state or local laws and regulations and other governmental actions or policies, including changes in monetary, fiscal, tax, environmental or energy policies; and (i) the effects of technological changes and changes in commodity markets, capital markets or economic conditions, during the periods covered by the forward-looking statements.

###

Third Quarter 2017 Earnings Release Appendices and Financial Statements

Appendices
Appendices are presented in this section as follows:

•	A: Consolidated Results and Special Items

•	B: Earnings Variance Analysis

•	C: Utility Financial and Operating Measures

•	D: EWC Financial and Operating Measures

•	E: Consolidated Financial Measures

•	F: Definitions and Abbreviations and Acronyms

•	G: GAAP to Non-GAAP Reconciliations

Also included in this earnings release are:

•	Financial Statements

A: Consolidated Results and Special Items
Appendix A-1 provides a comparative summary of consolidated earnings, including a reconciliation of as-reported earnings (GAAP) to operational earnings (non-GAAP).

Appendix A-1: Consolidated Earnings - Reconciliation of GAAP to Non-GAAP Measures
Third Quarter and Year-to-Date 2017 vs. 2016 (See Appendix A-3 and Appendix A-4 for details on special items, including income tax effects on adjustments)

	Third Quarter			Year-to-Date
	2017	2016	Change	2017	2016	Change
(After-tax, $ in millions)
Earnings
Utility	400.8	443.3	(42.5)	809.0	1,013.8	(204.8)
Parent & Other	(57.9)	(62.8)	4.9	(169.1)	(165.4)	(3.8)
EWC	55.2	7.7	47.5	250.8	337.0	(86.2)
Consolidated	398.2	388.2	10.0	890.7	1,185.4	(294.7)

Less special items
Utility	—	—	—	—	—	—
Parent & Other	—	—	—	—	—	—
EWC	(25.5)	(27.5)	1.9	(271.9)	(30.7)	(241.2)
Consolidated	(25.5)	(27.5)	1.9	(271.9)	(30.7)	(241.2)

Operational (non-GAAP)
Utility	400.8	443.3	(42.5)	809.0	1,013.8	(204.8)
Parent & Other	(57.9)	(62.8)	4.9	(169.1)	(165.4)	(3.8)
EWC	80.7	35.2	45.6	522.7	367.7	155.0
Consolidated	423.7	415.6	8.1	1,162.6	1,216.2	(53.5)
Estimated weather in billed sales	(44.7)	33.8	(78.5)	(89.9)	(8.0)	(81.9)

Diluted average number of common shares outstanding (in millions)	180.5	180.0		180.2	179.5

(After-tax, per share in $) (a)
Earnings
Utility	2.22	2.47	(0.25)	4.49	5.64	(1.15)
Parent & Other	(0.32)	(0.35)	0.03	(0.94)	(0.92)	(0.02)
EWC	0.31	0.04	0.27	1.39	1.88	(0.49)
Consolidated	2.21	2.16	0.05	4.94	6.60	(1.66)

Less special items
Utility	—	—	—	—	—	—
Parent & Other	—	—	—	—	—	—
EWC	(0.14)	(0.15)	0.01	(1.51)	(0.17)	(1.34)
Consolidated	(0.14)	(0.15)	0.01	(1.51)	(0.17)	(1.34)

Operational (non-GAAP)
Utility	2.22	2.47	(0.25)	4.49	5.64	(1.15)
Parent & Other	(0.32)	(0.35)	0.03	(0.94)	(0.92)	(0.02)
EWC	0.45	0.19	0.26	2.90	2.05	0.85
Consolidated	2.35	2.31	0.04	6.45	6.77	(0.32)
Estimated weather in billed sales	(0.25)	0.18	(0.43)	(0.50)	(0.04)	(0.46)

Calculations may differ due to rounding

(a)	Per share amounts are calculated by dividing the corresponding line item in the chart above by the diluted average number of common shares outstanding over the period.
See Appendix B for detailed earnings variance analysis. See Appendix A-3 for special items by driver.

Appendix A-2 provides the components of OCF contributed by each business.

Appendix A-2: Consolidated Operating Cash Flow
Third Quarter and Year-to-Date 2017 vs. 2016
($ in millions)
	Third Quarter			Year-to-Date
	2017	2016	Change	2017	2016	Change
Utility	878	929	(51)	2,005	2,078	(73)
Parent & Other	(92)	(53)	(39)	(318)	(162)	(156)
EWC	107	124	(17)	26	336	(310)
Total OCF	893	1,000	(107)	1,713	2,252	(540)

Calculations may differ due to rounding

OCF decreased quarter-over-quarter, driven in part by the receipt of DOE litigation proceeds in third quarter 2016. Unfavorable weather in the quarter, compared to favorable weather a year ago, also contributed. Positive weather-adjusted sales growth partially offset the decrease.

Appendix A-3 and Appendix A-4 list special items by business. Amounts are shown on both a net income and per share basis. Special items are included in as-reported earnings consistent with GAAP, but are excluded from operational earnings. As a result, operational earnings is considered a non-GAAP measure.

Appendix A-3: Special Items by Driver (shown as positive/(negative) impact on earnings or EPS)
Third Quarter and Year-to-Date 2017 vs. 2016
	Third Quarter			Year-to-Date
	2017	2016	Change	2017	2016	Change
(Pre-tax except for income tax effects and total, $ in millions)
EWC
Items associated with decisions to close or sell EWC nuclear plants	(39.3)	(42.4)	3.2	(503.0)	(81.3)	(421.7)
Gain on the sale of FitzPatrick	—	—	—	16.3	—	16.3
DOE litigation awards	—	—	—	—	33.8	(33.8)
Income tax effect on adjustments above (b)	13.7	15.0	(1.2)	170.4	16.8	153.6
Income tax benefit resulting from FitzPatrick transaction	—	—	—	44.5	—	44.5
Total EWC	(25.5)	(27.5)	1.9	(271.9)	(30.7)	(241.2)

Total special items	(25.5)	(27.5)	1.9	(271.9)	(30.7)	(241.2)

(After-tax, per share in $) (c)
EWC
Items associated with decisions to close or sell EWC nuclear plants	(0.14)	(0.15)	0.01	(1.82)	(0.29)	(1.53)
Gain on the sale of FitzPatrick	—	—	—	0.06	—	0.06
DOE litigation awards	—	—	—	—	0.12	(0.12)
Income tax benefit resulting from FitzPatrick transaction	—	—	—	0.25	—	0.25
Total EWC	(0.14)	(0.15)	0.01	(1.51)	(0.17)	(1.34)

Total special items	(0.14)	(0.15)	0.01	(1.51)	(0.17)	(1.34)

Calculations may differ due to rounding

(b)	Income tax effect is calculated by multiplying the pre-tax amount by the estimated income tax rate that is expected to apply.

(c)
EPS effect is calculated by multiplying the pre-tax amount by the estimated income tax rate that is expected to apply to each adjustment and then dividing by the diluted average number of common shares outstanding.

Appendix A-4: Special Items by Income Statement Line Item (shown as positive/(negative) impact on earnings)
Third Quarter and Year-to-Date 2017 vs. 2016
(Pre-tax except for Income taxes and total, $ in millions)
	Third Quarter			Year-to-Date
	2017	2016	Change	2017	2016	Change
EWC
Net revenue	—	7.5	(7.5)	91.0	7.5	83.6
Non-fuel O&M	(21.6)	(29.3)	7.7	(179.0)	(18.1)	(160.9)
Taxes other than income taxes	(1.5)	(1.8)	0.3	(8.1)	(3.7)	(4.3)
Asset write-off and impairments	(16.2)	(18.8)	2.6	(421.6)	(33.2)	(388.4)
Gain on sale of assets	—	—	—	16.3	—	16.3
Miscellaneous net (other income)	—	—	—	14.6	—	14.6
Income taxes (d)	13.7	15.0	(1.2)	214.8	16.8	198.0
Total EWC	(25.5)	(27.5)	1.9	(271.9)	(30.7)	(241.2)

Total special items (after-tax)	(25.5)	(27.5)	1.9	(271.9)	(30.7)	(241.2)

Calculations may differ due to rounding

(d)
Income taxes include the income tax effect of the special items which were calculated using the estimated income tax rate that is expected to apply to each item. The year-to-date 2017 period also includes the income tax benefit which resulted from the FitzPatrick transaction.

B: Earnings Variance Analysis
Appendix B-1 and Appendix B-2 provide details of current quarter and year-to-date 2017 versus 2016 as-reported and operational earnings variance analysis for Utility, Parent & Other and EWC.

Appendix B-1: As-Reported and Operational EPS Variance Analysis (e)
Third Quarter 2017 vs. 2016
(After-tax, per share in $, sorted in consolidated operational column, most to least favorable)
	Utility			Parent & Other			EWC			Consolidated
	As-Reported	Opera-tional		As-Reported	Opera-tional		As- Reported	Opera-tional		As- Reported	Opera- tional
2016 earnings	2.47	2.47		(0.35)	(0.35)		0.04	0.19		2.16	2.31
Non-fuel O&M	(0.06)	(0.06)	(f)	(0.01)	(0.01)		0.22	0.19	(g)	0.15	0.12
Other income (deductions)-other	0.07	0.07	(h)	(0.01)	(0.01)		0.06	0.06	(i)	0.12	0.12
Income taxes - other	(0.01)	(0.01)		0.05	0.05	(j)	0.02	0.02		0.06	0.06
Preferred dividend requirements	0.01	0.01		—	—		—	—		0.01	0.01
Asset write-offs and impairments	—	—		—	—		0.01	—		0.01	—
Decommissioning expense	0.01	0.01		—	—		(0.04)	(0.04)		(0.03)	(0.03)
Taxes other than income taxes	(0.06)	(0.06)	(k)	—	—		0.02	0.02		(0.04)	(0.04)
Depreciation/amortization exp.	(0.05)	(0.05)	(l)	—	—		—	—		(0.05)	(0.05)
Net revenue	(0.16)	(0.16)	(m)	—	—		(0.02)	0.01		(0.18)	(0.15)
2017 earnings	2.22	2.22		(0.32)	(0.32)		0.31	0.45		2.21	2.35

Appendix B-2: As-Reported and Operational EPS Variance Analysis (e)
Year-to-Date 2017 vs. 2016
(After-tax, per share in $, sorted in consolidated operational column, most to least favorable)
	Utility			Parent & Other		EWC			Consolidated
	As-Reported	Opera-tional		As-Reported	Opera-tional	As- Reported	Opera-tional		As- Reported	Opera- tional
2016 earnings	5.64	5.64		(0.92)	(0.92)	1.88	2.05		6.60	6.77
Other income (deductions)-other	0.16	0.16	(h)	—	—	0.26	0.21	(i)	0.42	0.37
Non-fuel O&M	(0.35)	(0.35)	(f)	(0.01)	(0.01)	(0.12)	0.46	(g)	(0.48)	0.10
Interest exp. and other charges	0.05	0.05	(n)	(0.02)	(0.02)	—	—		0.03	0.03
Preferred dividend requirements	0.02	0.02		—	—	—	—		0.02	0.02
Asset write-offs and impairments	—	—		—	—	(1.40)	—	(o)	(1.40)	—
Gain on sale of assets	—	—		—	—	0.06	—	(p)	0.06	—
Income taxes - other	(0.79)	(0.79)	(q)	0.01	0.01	1.02	0.77	(r)	0.24	(0.01)
Taxes other than income taxes	(0.12)	(0.12)	(k)	—	—	0.05	0.07	(s)	(0.07)	(0.05)
Depreciation/amortization exp.	(0.14)	(0.14)	(l)	—	—	(0.01)	(0.01)		(0.15)	(0.15)
Decommissioning expense	—	—		—	—	(0.28)	(0.28)	(t)	(0.28)	(0.28)
Net revenue	0.02	0.02		—	—	(0.07)	(0.37)	(u)	(0.05)	(0.35)
2017 earnings	4.49	4.49		(0.94)	(0.94)	1.39	2.90		4.94	6.45

Calculations may differ due to rounding

See appendix in the webcast slide presentation for additional details on EWC line item variances.

(e)
EPS effect is calculated by multiplying the pre-tax amount by the estimated income tax rate that is expected to apply and dividing by diluted average number of common shares outstanding; income taxes - other represents income tax differences other than the tax effect of individual line items.

(f)
The current quarter decrease reflected a reduction in third quarter 2016 expense which resulted from final court decisions in several lawsuits against the DOE related to spent nuclear fuel storage costs. For the quarter and year-to-date, the increases in nuclear generation and refueling outage expenses were partly offset by lower fossil-fueled generation expense. The year-to-date decrease also reflected higher transmission and distribution expenses due to higher vegetation maintenance costs, the first quarter 2016 $18 million (pre-tax) cost deferral at EAI for previously-expensed costs related to post Fukushima and flood barrier compliance and increased compensation and benefits expense due partly to a revision to estimated incentive compensation expense in first quarter 2016.

(g)
The current quarter and year-to-date variances reflected the sale of FitzPatrick and lower refueling outage expenses (due to impairments). The year-to-date as-reported decrease reflected higher severance and retention expenses which resulted from decisions to close or sell EWC’s nuclear plants; the 2017 year-to-date period also included costs associated with the agreement to sell FitzPatrick. These expenses were classified as special items. The year-to-date variances also reflected a second quarter 2016 reduction in expense as a result of final court decisions in litigation against the DOE for the reimbursement of spent nuclear fuel storage costs; a portion of the amount (12 cents) was considered a special item.

(h)
The current quarter and year-to-date increases reflected higher AFUDC-equity funds due to increased construction work in progress and higher realized gains on decommissioning trust fund investments (substantially offset in net revenue).

(i)
The current quarter and year-to-date increases reflected higher realized gains on decommissioning trust fund investments. In the year-to-date period, 5 cents was from gains on the receipt of nuclear decommissioning trust funds from NYPA in January 2017 (classified as a special item and excluded from operational EPS).

(j)	The current quarter increase was due to an inter-company adjustment in third quarter 2016 (offset at EWC).

(k)	The current quarter and year-to-date decreases were due largely to higher franchise and ad valorem taxes.

(l)
The current quarter and year-to-date decreases were due partly to a third quarter 2016 reduction in depreciation expense which resulted from final court decisions in several lawsuits against the DOE related to spent nuclear fuel storage costs. Additions to plant in service also contributed.

Utility As-Reported Net Revenue Variance Analysis 2017 vs. 2016 ($ EPS)
	Third Quarter	Year-to-Date
Estimated weather in billed sales	(0.43)	(0.46)
Volume/unbilled	0.20	0.12
Retail electric price	0.06	0.21
Regulatory sharing	0	0.06
Other	0.01	0.09
Total	(0.16)	0.02

(m)
The current quarter decrease was driven by weather, which was negative in third quarter 2017 and positive in third quarter 2016. Partially offsetting the effects of weather, weather-adjusted billed sales volume was higher for residential, commercial and industrial classes. Net revenue also reflected rate changes including EAI’s 2017 FRP, ETI’s TCRF and the timing of recovery of purchased power capacity costs at ELL through its FRP.

(n)
The year-to-date increase was partly due to the third quarter 2016 interest expense recorded as a result of a FERC order on EAI’s opportunity sales case. Higher AFUDC-borrowed funds due to increased construction work in progress also contributed.

(o)
The year-to-date decrease was due to nuclear fuel spending, nuclear refueling outage spending and expenditures for capital assets being charged to expense as incurred as a result of the impaired value of the EWC nuclear plants’ long-lived assets due to the significantly reduced remaining estimated operating lives (classified as special items).

(p)	The year-to-date increase was due to a gain on the sale of FitzPatrick (classified as a special item).

(q)
The year-to-date decrease was due to the second quarter 2016 reversal of a portion of the provision for uncertain tax positions totaling $136 million for positions resolved in the 2010-2011 tax audit. This was partly offset by customer sharing recorded as a regulatory charge ($16 million pre-tax, included in net revenue).

(r)
The year-to-date increase was largely due to the net effect of income tax elections in second quarter 2017 and 2016. Both tax items resulted from internal reorganizations which, for tax purposes, allowed the company to recognize deductions for decommissioning liabilities today; those deductions created permanent tax losses. The reductions in income tax expense were $373 million in second quarter 2017 and $238 million in second quarter 2016. The as-reported increase also included a tax benefit which resulted from the re-determination of FitzPatrick’s tax basis as a result of the sale of the plant in first quarter 2017 (classified as a special item).

(s)	The year-to-date increase was driven largely by the sale of FitzPatrick.

(t)
The year-to-date decrease resulted partly from the establishment of decommissioning liabilities at FitzPatrick and Indian Point 3 in August 2016 from the agreement with NYPA to transfer decommissioning liabilities and associated trusts to Entergy. Revisions to the estimated decommissioning liabilities from the early shutdown decisions for Indian Point and Palisades in fourth quarter 2016 also contributed to the decrease.

(u)
The year-to-date decrease reflected lower volume for nuclear assets, including the absence of FitzPatrick after it was sold in first quarter 2017, partially offset by lower fuel expense. The as-reported variance also reflected cost reimbursements from the buyer related to the FitzPatrick sale (classified as a special item).

C: Utility Financial and Operating Measures
Appendix C-1 provides a comparative summary of Utility, Parent & Other adjusted earnings and EPS contribution, each of which excludes the effects of special items and normalizes weather and income tax expense.

Appendix C-1: Utility, Parent & Other Adjusted Earnings and EPS - Reconciliation of GAAP to Non-GAAP Measures
Third Quarter and Year-to-Date 2017 vs. 2016 (See Appendix A for details on special items)
	Third Quarter			Year-to-Date
	2017	2016	Change	2017	2016	Change
($ in millions)
Utility earnings	400.8	443.3	(42.5)	809.0	1,013.8	(204.8)
Parent & Other earnings (loss)	(57.9)	(62.8)	4.9	(169.1)	(165.4)	(3.8)
UP&O earnings	343.0	380.5	(37.5)	639.9	848.4	(208.5)

Less:
Special items	—	—	—	—	—	—

Estimated weather	(72.7)	55.0	(127.7)	(146.1)	(12.9)	(133.2)
Tax effect of estimated weather (v)	28.0	(21.1)	49.1	56.3	5.0	51.3
Estimated weather (after-tax)	(44.7)	33.8	(78.5)	(89.9)	(8.0)	(81.9)

Customer sharing	—	—	—	—	(16.1)	16.1
Tax effect of customer sharing (v)	—	—	—	—	6.2	(6.2)
Other income tax items	0.2	(6.6)	6.8	(8.7)	131.8	(140.5)
Tax items, net of customer sharing	0.2	(6.6)	6.8	(8.7)	121.9	(130.6)

UP&O adjusted earnings	387.5	353.2	34.3	738.4	734.4	4.0

(After-tax, per share in $) (w)
Utility earnings	2.22	2.47	(0.25)	4.49	5.64	(1.15)
Parent & Other earnings (loss)	(0.32)	(0.35)	0.03	(0.94)	(0.92)	(0.02)
UP&O earnings	1.90	2.12	(0.22)	3.55	4.72	(1.17)

Less:
Special items	—	—	—	—	—	—
Estimated weather	(0.25)	0.18	(0.43)	(0.50)	(0.04)	(0.46)
Other income tax items, net of customer sharing	—	(0.04)	0.04	(0.05)	0.67	(0.72)
UP&O adjusted earnings	2.15	1.98	0.17	4.10	4.09	0.01

Calculations may differ due to rounding

(v)	Income tax effect is calculated by multiplying the pre-tax amount by the estimated income tax rates that are expected to apply to those adjustments.

(w)	Per share amounts are calculated by dividing the corresponding line item in the chart above by the diluted average number of common shares outstanding over the period.

Appendix C-2 provides a comparative summary of Utility operating and financial measures.

Appendix C-2: Utility Operating and Financial Measures
Third Quarter and Year-to-Date 2017 vs. 2016
	Third Quarter				Year-to-Date
	2017	2016	% Change	% Weather Adjusted (x)	2017	2016	% Change	% Weather Adjusted (x)
GWh billed
Residential	10,833	11,817	(8.3)	3.8	25,810	27,035	(4.5)	1.1
Commercial	8,271	8,650	(4.4)	2.5	21,595	21,938	(1.6)	0.9
Governmental	682	703	(3.0)	(0.8)	1,885	1,912	(1.4)	(0.7)
Industrial	12,503	12,017	4.0	4.0	35,829	34,581	3.6	3.6
Total retail sales	32,289	33,187	(2.7)	3.5	85,119	85,466	(0.4)	2.0
Wholesale	3,387	2,733	23.9		8,255	9,452	(12.7)
Total sales	35,676	35,920	(0.7)		93,374	94,918	(1.6)

Number of electric retail customers
Residential					2,472,199	2,454,761	0.7
Commercial					355,186	352,175	0.9
Governmental					17,803	17,662	0.8
Industrial					47,090	49,606	(5.1)
Total retail customers					2,892,278	2,874,204	0.6

Net revenue ($ in millions)	1,811	1,859	(2.6)		4,765	4,758	0.1
Non-fuel O&M per MWh	$17.94	$17.39	3.2		$20.22	$18.82	7.4

Calculations may differ due to rounding

Appendix C-3 provides a summary of Utility retail sales on a twelve-months-ended basis.

Appendix C-3: Utility Retail Sales
Twelve Months Ended September 30 2017 vs. 2016
	Twelve months ended September 30
	2017	2016	% Change	% Weather Adjusted (x)
GWh billed
Residential	33,887	34,420	(1.5)	1.2
Commercial	28,854	28,916	(0.2)	1.0
Governmental	2,520	2,540	(0.8)	(0.2)
Industrial	46,987	45,733	2.7	2.7
Total retail sales	112,248	111,609	0.6	1.7

Calculations may differ due to rounding

(x)
The effects of weather were estimated using monthly heating degree days and cooling degree days from certain locations within each jurisdiction and comparing to “normal” weather based on 20-year historical data. The models used to estimate weather are updated periodically and subject to change.

D: EWC Financial and Operating Measures
Appendix D-1 provides a comparative summary of EWC operational adjusted EBITDA (non-GAAP).

Appendix D-1: EWC Operational Adjusted EBITDA - Reconciliation of GAAP to Non-GAAP Measures
Third Quarter and Year-to-Date 2017 vs. 2016
($ in millions)	Third Quarter			Year-to-Date
	2017	2016	Change	2017	2016	Change
Net income	56	8	48	252	339	(87)
Add back: interest expense	5	5	—	18	18	—
Add back: income taxes	26	6	20	(508)	(177)	(331)
Add back: depreciation and amortization	52	53	(1)	157	155	2
Subtract: interest and investment income	41	27	14	143	87	56
Add back: decommissioning expense	60	47	13	195	117	78
Adjusted EBITDA (non-GAAP)	158	93	65	(29)	365	(394)
Add back pre-tax special items for:
Items associated with decisions to close or sell EWC nuclear plants	39	42	(3)	503	81	422
Gain on the sale of FitzPatrick	—	—	—	(16)	—	(16)
DOE litigation awards	—	—	—	—	(34)	34
Operational adjusted EBITDA (non-GAAP)	197	135	62	458	412	46

Calculations may differ due to rounding

Appendix D-2 provides a comparative summary of EWC operating and financial measures.

Appendix D-2: EWC Operating and Financial Measures
Third Quarter and Year-to-Date 2017 vs. 2016 (See Appendix G for reconciliation of GAAP to non-GAAP measures)
	Third Quarter			Year-to-Date
	2017	2016	% Change	2017	2016	% Change
Owned capacity (MW) (y)				3,962	4,880	(18.8)
GWh billed	8,234	9,372	(12.1)	22,616	26,484	(14.6)
As-reported net revenue ($ in millions)	392	396	(1.0)	1,136	1,156	(1.7)
Operational net revenue (non-GAAP) ($ in millions)	392	389	0.8	1,045	1,148	(9.0)

EWC Nuclear Fleet
Capacity factor	98%	90%	8.9	79%	85%	(7.1)
GWh billed	7,633	8,674	(12.0)	20,861	24,670	(15.4)
Production cost per MWh	$14.91	$23.77	(37.3)	$18.68	$22.91	(18.5)
Average energy/capacity revenue per MWh (z)	$48.82	$47.41	3.0	$51.82	$48.99	5.8
As-reported net revenue ($ in millions)	391	396	(1.3)	1,129	1,151	(1.9)
Operational net revenue (non-GAAP) ($ in millions)	391	389	0.5	1,038	1,143	(9.2)
Refueling outage days
FitzPatrick	—	—		42	—
Indian Point 2	—	—		—	102
Indian Point 3	—	—		66	—
Palisades	—	—		27	—
Pilgrim	—	—		43	—

(y)	FitzPatrick was sold on 3/31/17 and investments in wind generation were sold in November 2016.

(z)	Average energy and capacity revenue per MWh excluding FitzPatrick was $49.24 in third quarter 2017, $50.06 in year-to-date 2017 and $53.73 in year-to-date 2016.

See appendix in the webcast slide presentation for EWC hedging and price disclosures.

E: Consolidated Financial Measures
Appendix E provides comparative financial measures. Financial measures in this table include those calculated and presented in accordance with GAAP, as well as those that are considered non-GAAP financial measures.

Appendix E: GAAP and Non-GAAP Financial Measures
Third Quarter 2017 vs. 2016 (See Appendix G for reconciliation of GAAP to non-GAAP financial measures)

For 12 months ending September 30	2017	2016	Change
GAAP Measures
ROIC - as-reported	(1.8%)	7.0%	(8.8%)
ROE - as-reported	(9.4%)	13.4%	(22.8%)
Book value per share	$48.38	$56.21	($7.83)
End of period shares outstanding (in millions)	179.6	179.1	0.5
Non-GAAP Measures
ROIC - operational	6.5%	7.9%	(1.4%)
ROE - operational	13.0%	15.6%	(2.6%)

As of September 30 ($ in millions)	2017	2016	Change
GAAP Measures
Cash and cash equivalents	546	1,307	(761)
Revolver capacity	4,213	4,243	(30)
Commercial paper	1,272	264	1,008
Total debt	16,224	15,073	1,151
Securitization debt	582	698	(116)
Debt to capital	64.6%	59.4%	5.2%
Off-balance sheet liabilities:
Debt of joint ventures - Entergy’s share	68	74	(6)
Leases - Entergy’s share	397	359	38
Power purchase agreements accounted for as leases	166	195	(29)
Total off-balance sheet liabilities	631	628	3
Non-GAAP Financial Measures
Debt to capital, excluding securitization debt	63.8%	58.3%	5.5%
Gross liquidity	4,759	5,550	(791)
Net debt to net capital, excluding securitization debt	62.9%	55.9%	7.0%
Parent debt to total debt, excluding securitization debt	20.9%	19.4%	1.5%
Debt to operational adjusted EBITDA, excluding securitization debt	4.6x	4.2x	0.4x
Operational FFO to debt, excluding securitization debt	15.3%	21.1%	(5.8%)

F: Definitions and Abbreviations and Acronyms
Appendix F-1 provides definitions of certain operating measures, as well as GAAP and non-GAAP financial measures. Non-GAAP financial measures remove the effects of financial events that are not routine from commonly used financial measures.

Appendix F-1: Definitions
Utility Operating and Financial Measures
GWh billed	Total number of GWh billed to retail and wholesale customers
Net revenue	Operating revenue less fuel, fuel related expenses and gas purchased for resale, purchased power and other regulatory charges (credits) - net
Non-fuel O&M	Operation and maintenance expenses excluding fuel, fuel-related expenses and gas purchased for resale and purchased power
Non-fuel O&M per MWh	Non-fuel O&M per MWh of billed sales
Number of retail customers	Number of customers at the end of the period

EWC Operating and Financial Measures
Average revenue under contract per kW-month (applies to capacity contracts only)	Revenue on a per unit basis at which capacity is expected to be sold to third parties, given existing contract prices and/or auction awards
Average revenue per MWh on contracted volumes
Revenue on a per unit basis at which generation output reflected in contracts is expected to be sold to third parties (including offsetting positions) at the minimum contract prices and at forward market prices at a point in time, given existing contract or option exercise prices based on expected dispatch or capacity, excluding the revenue associated with the amortization of the below-market PPA for Palisades; revenue will fluctuate due to factors including market price changes affecting revenue received on puts, collars and call options, positive or negative basis differentials, option premiums and market prices at the time of option expiration, costs to convert firm LD to unit-contingent and other risk management costs

Bundled capacity and energy contracts	A contract for the sale of installed capacity and related energy, priced per MWh sold
Capacity contracts	A contract for the sale of the installed capacity product in regional markets managed by ISO New England, NYISO and MISO
Capacity factor	Normalized percentage of the period that the nuclear plants generate power
Expected sold and market total revenue per MWh
Total energy and capacity revenue on a per unit basis at which total planned generation output and capacity is expected to be sold given contract terms and market prices at a point in time, including estimates for market price changes affecting revenue received on puts, collars and call options, positive or negative basis differentials, option premiums and market prices at time of option expiration, costs to convert Firm LD to unit-contingent and other risk management costs, divided by total planned MWh of generation, excluding the revenue associated with the amortization of the Palisades below-market PPA

Firm LD
Transaction that requires receipt or delivery of energy at a specified delivery point (usually at a market hub not associated with a specific asset) or settles financially on notional quantities; if a party fails to deliver or receive energy, defaulting party must compensate the other party as specified in the contract, a portion of which may be capped through the use of risk management products

Appendix F-1: Definitions
EWC Operating and Financial Measures (continued)
GWh billed
Total number of GWh billed to customers and financially-settled instruments (does not include amounts from investment in wind generation that was accounted for under the equity method of accounting and which was sold in November 2016)

Net revenue	Operating revenue less fuel, fuel-related expenses and purchased power
Offsetting positions	Transactions for the purchase of energy, generally to offset a Firm LD transaction
Owned capacity (MW)	Installed capacity owned by EWC
Percent of capacity sold forward	Percent of planned qualified capacity sold to mitigate price uncertainty under physical or financial transactions
Percent of planned generation under contract
Percent of planned generation output sold or purchased forward under contracts, forward physical contracts, forward financial contracts or options that mitigate price uncertainty that may or may not require regulatory approval or approval of transmission rights or other conditions precedent; positions that are no longer classified as hedges are netted in the planned generation under contract

Planned net MW in operation
Amount of installed capacity to generate power and/or sell capacity, assuming intent to shutdown Pilgrim (May 31, 2019), Palisades (not later than May 31, 2022), Indian Point 2 (April 30, 2020) and Indian Point 3 (April 30, 2021)

Planned TWh of generation
Amount of output expected to be generated by EWC resources considering plant operating characteristics and outage schedules, assuming intent to shutdown Pilgrim (May 31, 2019), Palisades (not later than May 31, 2022), Indian Point 2 (April 30, 2020) and Indian Point 3 (April 30, 2021)

Production cost per MWh	Fuel and non-fuel O&M expenses according to accounting standards that directly relate to the production of electricity per MWh (based on net generation), excluding special items
Refueling outage days	Number of days lost for a scheduled refueling and maintenance outage during the period
Unit-contingent
Transaction under which power is supplied from a specific generation asset; if the asset is in operational outage, seller is generally not liable to buyer for any damages, unless the contract specifies certain conditions such as an availability guarantee

Financial Measures - GAAP
Book value per share	End of period common equity divided by end of period shares outstanding
Debt of joint ventures - Entergy’s share	Entergy’s share of debt issued by business joint ventures at EWC
Debt to capital ratio	Total debt divided by total capitalization
Leases - Entergy’s share	Operating leases held by subsidiaries capitalized at implicit interest rate
Revolver capacity	Amount of undrawn capacity remaining on corporate and subsidiary revolvers, including Entergy Nuclear Vermont Yankee
ROIC - as-reported	12-months rolling net income attributable to Entergy Corporation adjusted for preferred dividends and tax-effected interest expense divided by average invested capital
ROE - as-reported	12-months rolling net income attributable to Entergy Corporation divided by average common equity
Securitization debt
Debt associated with securitization bonds issued to recover storm costs from hurricanes Rita, Ike and Gustav at ETI and Hurricane Isaac at ENOI; the 2009 ice storm at EAI and investment recovery of costs associated with the cancelled Little Gypsy repowering project at ELL

Appendix F-1: Definitions
Financial Measures - Non-GAAP
Total debt	Sum of short-term and long-term debt, notes payable and commercial paper and capital leases on the balance sheet
Adjusted EBITDA
Earnings before interest, depreciation and amortization and income taxes and excluding decommissioning expense; for Entergy consolidated, also excludes AFUDC-equity funds and subtracts securitization proceeds

Utility, Parent & Other	Combines the Utility segment with Parent & Other, which is all of Entergy excluding the EWC segment
Adjusted EPS	As-reported EPS excluding special items and normalizing weather and income taxes
Debt to capital ratio, excluding securitization debt	Total debt divided by total capitalization, excluding securitization debt
Debt to operational adjusted EBITDA, excluding securitization debt	End of period total debt excluding securitization debt divided by 12-months rolling operational adjusted EBITDA
FFO
OCF less AFUDC-borrowed funds, working capital items in OCF (receivables, fuel inventory, accounts payable, prepaid taxes and taxes accrued, interest accrued and other working capital accounts) and securitization regulatory charges

Operational FFO to debt, excluding securitization debt	12-months rolling operational FFO as a percentage of end of period total debt excluding securitization debt
Gross liquidity	Sum of cash and revolver capacity
Operational adjusted EBITDA	Adjusted EBITDA excluding effects of special items
Operational EPS	As-reported EPS excluding special items
Operational FFO	FFO excluding the effects of special items
Parent debt to total debt ratio, excluding securitization debt	End of period Entergy Corporation debt, including amounts drawn on credit revolver and commercial paper facilities, as a percent of consolidated total debt, excluding securitization debt
Net debt to net capital ratio, excluding securitization debt	Total debt less cash and cash equivalents divided by total capitalization less cash and cash equivalents, excluding securitization debt
ROIC - operational	12-months rolling operational net income attributable to Entergy Corporation adjusted for preferred dividends and tax-effected interest expense divided by average invested capital
ROE - operational	12-months rolling operational net income attributable to Entergy Corporation divided by average common equity

Appendix F-2 explains abbreviations and acronyms used in the quarterly earnings materials.

Appendix F-2: Abbreviations and Acronyms
ADIT
AFUDC -
borrowed funds
AFUDC -
equity funds
ALJ
AMI
APSC
ARO
CCGT
CCNO
COD
CT
CZM
DCRF
DOE
EAI
EBITDA

EEI
ELL
EMI
ENOI
ENVY
ESI
EPS
ETI
ETR
EWC
FERC
FFO
Firm LD
FitzPatrick

FRP
GAAP
Grand Gulf

Indian Point 1
Indian Point 2
Indian Point 3
IPEC
ISO
ISES
LPSC
LTM

Accumulated deferred income taxes
Allowance for borrowed funds used during construction
Allowance for equity funds used during construction
Administrative Law Judge
Advanced metering infrastructure
Arkansas Public Service Commission
Asset retirement obligation
Combined cycle gas turbine
Council of the City of New Orleans, Louisiana
Commercial operation date
Simple cycle combustion turbine
Coastal Zone Management
Distribution cost recovery factor
U.S. Department of Energy
Entergy Arkansas, Inc.
Earnings before interest, income taxes, depreciation and amortization
Edison Electric Institute
Entergy Louisiana, LLC
Entergy Mississippi, Inc.
Entergy New Orleans, Inc.
Entergy Nuclear Vermont Yankee
Entergy Services, Inc.
Earnings per share
Entergy Texas, Inc.
Entergy Corporation
Entergy Wholesale Commodities
Federal Energy Regulatory Commission
Funds from operations
Firm liquidated damages
James A. FitzPatrick Nuclear Power Plant (nuclear, sold March 31, 2017)
Formula rate plan
U.S. generally accepted accounting principles
Unit 1 of Grand Gulf Nuclear Station (nuclear), 90% owned or leased by System Energy
Indian Point Energy Center Unit 1 (nuclear)
Indian Point Energy Center Unit 2 (nuclear)
Indian Point Energy Center Unit 3 (nuclear)
Indian Point Energy Center (nuclear)
Independent system operator
Independence Steam Electric Station (coal)
Louisiana Public Service Commission
Last twelve months

Michigan PSC
MISO

Moody’s
MPSC
MTEP
Nelson 6
NEPOOL
Ninemile 6
Non-fuel O&M
NDT
NRC
NYISO
NYPA
NYSE
O&M
OCF
OpCo
OPEB
Palisades
PSDAR

Pilgrim
PPA

PUCT
RFP
RISEC
ROE
ROIC
RPCE
RS Cogen
RSP
S&P
SEC
SERI
SPDES
TCRF
Top Deer
Union
UP&O
VY

WACC
WQC
YOY

Michigan Public Service Commission

Midcontinent Independent System Operator, Inc.
Moody’s Investor Service
Mississippi Public Service Commission
MISO Transmission Expansion Planning
Unit 6 of Roy S. Nelson plant (coal)
New England Power Pool
Ninemile Point Unit 6 (CCGT)
Non-fuel operation and maintenance expense

Nuclear decommissioning trust
Nuclear Regulatory Commission
New York Independent System Operator, Inc.
New York Power Authority
New York Stock Exchange
Operation and maintenance expense
Net cash flow provided by operating activities
Operating Company
Other post-employment benefits
Palisades Power Plant (nuclear)
Post-Shutdown Decommissioning Activities Report
Pilgrim Nuclear Power Station (nuclear)
Power purchase agreement or purchased power agreement
Public Utility Commission of Texas
Request for proposal
Rhode Island State Energy Center (CCGT)
Return on equity
Return on invested capital
Rough production cost equalization
RS Cogen facility (CCGT cogen)
Rate Stabilization Plan (ELL Gas)
Standard & Poor’s
U.S. Securities and Exchange Commission
System Energy Resources, Inc.
State Pollutant Discharge Elimination System
Transmission cost recovery factor
Top Deer Wind Ventures, LLC
Union Power Station (CCGT)
Utility, Parent & Other
Vermont Yankee Nuclear Power Station (nuclear)
Weighted-average cost of capital
Water Quality Certification
Year-over-year

G: GAAP to Non-GAAP Reconciliations
Appendix G-1, Appendix G-2 and Appendix G-3 provide reconciliations of various non-GAAP financial measures disclosed in this release to their most comparable GAAP measure.

Appendix G-1: Reconciliation of GAAP to Non-GAAP Financial Measures - EWC Operational Net Revenue
($ in millions except where noted)		Third Quarter		Year-to-Date
		2017	2016	2017	2016
As-reported net revenue	(A)	392	396	1,136	1,156
Special items included in net revenue:
Items associated with decisions to close or sell EWC nuclear plants		—	8	91	8
Total special items included in net revenue	(B)	—	8	91	8
Operational net revenue (non-GAAP)	(A-B)	392	389	1,045	1,148

EWC Nuclear
As-reported EWC Nuclear net revenue	(C)	391	396	1,129	1,151
Special items included in EWC Nuclear net revenue:
Items associated with decisions to close or sell EWC nuclear plants		—	8	91	8
Total special items included in EWC nuclear net revenue	(D)	—	8	91	8
Operational EWC nuclear net revenue (non-GAAP)	(C-D)	391	389	1,038	1,143

Calculations may differ due to rounding

Appendix G-2: Reconciliation of GAAP to Non-GAAP Financial Measures - ROIC, ROE
($ in millions except where noted)		Third Quarter
		2017	2016
As-reported net income (loss) attributable to Entergy Corporation, rolling 12 months	(A)	(878)	1,285
Preferred dividends		14	21
Tax effected interest expense		404	407
As-reported net income (loss) attributable to Entergy Corporation, rolling 12 months adjusted for preferred dividends and tax effected interest expense	(B)	(460)	1,713

Special items in prior quarters		(2,071)	(186)
Items associated with decisions to close or sell EWC nuclear plants		(25)	(27)
Total special items, rolling 12 months	(C)	(2,097)	(212)

Operational earnings, rolling 12 months adjusted for preferred dividends and tax effected interest expense (non-GAAP)	(B-C)	1,637	1,925

Operational earnings, rolling 12 months (non-GAAP)	(A-C)	1,219	1,497

Average invested capital	(D)	25,246	24,443

Average common equity	(E)	9,380	9,613

ROIC - as-reported	(B/D)	(1.8%)	7.0%
ROIC - operational	[(B-C)/D]	6.5%	7.9%
ROE - as-reported	(A/E)	(9.4%)	13.4%
ROE - operational	[(A-C)/E]	13.0%	15.6%

Calculations may differ due to rounding

Appendix G-3: Reconciliation of GAAP to Non-GAAP Financial Measures - Debt Ratios excluding Securitization Debt; Gross Liquidity; Debt to Operational Adjusted EBITDA, excluding Securitization Debt; Operational FFO to Debt Ratio, excluding Securitization Debt

($ in millions except where noted)		Third Quarter
		2017	2016
Total debt	(A)	16,224	15,073
Less securitization debt	(B)	582	698
Total debt, excluding securitization debt	(C)	15,642	14,375
Less cash and cash equivalents	(D)	546	1,307
Net debt, excluding securitization debt	(E)	15,096	13,068

Total capitalization	(F)	25,118	25,375
Less securitization debt	(B)	582	698
Total capitalization, excluding securitization debt	(G)	24,536	24,677
Less cash and cash equivalents	(D)	546	1,307
Net capital, excluding securitization debt	(H)	23,990	23,370

Debt to capital	(A/F)	64.6%	59.4%
Debt to capital, excluding securitization debt	(C/G)	63.8%	58.3%
Net debt to net capital, excluding securitization debt	(E/H)	62.9%	55.9%

Revolver capacity	(I)	4,213	4,243

Gross liquidity	(D+I)	4,759	5,550

Entergy Corporation notes:
Due January 2017		—	500
Due September 2020		450	450
Due July 2022		650	650
Due September 2026		750	750
Total parent long-term debt	(J)	1,850	2,350
Revolver draw	(K)	150	180
Commercial paper	(L)	1,272	264
Total parent debt	(J)+(K)+(L)	3,272	2,794

Parent debt to total debt, excluding securitization debt	[((J)+(K)+(L))/(C)]	20.9%	19.4%

Appendix G-3: Reconciliation of GAAP to Non-GAAP Financial Measures - Debt Ratios excluding Securitization Debt; Gross Liquidity; Debt to Operational Adjusted EBITDA, excluding Securitization Debt; Operational FFO to Debt Ratio, excluding Securitization Debt (continued)

($ in millions except where noted)		Third Quarter
		2017	2016
Total debt	(A)	16,224	15,073
Less securitization debt	(B)	582	698
Total debt, excluding securitization debt	(C)	15,642	14,375
As-reported consolidated net income (loss), rolling 12 months		(864)	1,306
Add back (rolling 12 months):
Interest expense		656	661
Income taxes		(1,054)	(377)
Depreciation and amortization		1,389	1,340
Regulatory charges (credits)		(21)	196
Decommissioning expense		407	303
Subtract (rolling 12 months):
Securitization proceeds		144	140
Interest and investment income		223	157
AFUDC-equity funds		85	62
Adjusted EBITDA, rolling 12 months (non-GAAP)	(D)	61	3,070
Add back special items (rolling 12 months pre-tax):
Items associated with decisions to close or sell EWC nuclear plants		3,331	482
DOE litigation awards		—	(34)
Top Deer investment impairment		—	37
Gain on the sale of RISEC		—	(154)
Gain on the sale of FitzPatrick		(16)	—
Operational adjusted EBITDA, rolling 12 months (non-GAAP)	(E)	3,376	3,401
Debt to operational adjusted EBITDA, excluding securitization debt	(C)/(E)	4.6x	4.2x
Net cash flow provided by operating activities, rolling 12 months	(F)	2,459	3,194
AFUDC-borrowed funds, rolling 12 months	(G)	(41)	(32)
Working capital items in net cash flow provided by operating activities (rolling 12 months):
Receivables		(24)	(10)
Fuel inventory		30	24
Accounts payable		(1)	55
Prepaid taxes and taxes accrued		9	3
Interest accrued		—	9
Other working capital accounts		28	(59)
Securitization regulatory charges		114	111
Total	(H)	156	133
FFO, rolling 12 months	(F)+(G)-(H)	2,262	3,029
Add back special items (rolling 12 months pre-tax):
Items associated with decisions to close or sell EWC nuclear plants		126	6
Operational FFO, rolling 12 months	(I)	2,388	3,035
Operational FFO to debt, excluding securitization debt	(I)/(C)	15.3%	21.1%

Calculations may differ due to rounding

Financial Statements

Entergy Corporation
Consolidating Balance Sheet
September 30, 2017
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Entergy Wholesale Commodities	Consolidated
ASSETS

CURRENT ASSETS

Cash and cash equivalents:
Cash	$84,790	$1,699	$808	$87,297
Temporary cash investments	228,394	3,654	226,946	458,994
Total cash and cash equivalents	313,184	5,353	227,754	546,291
Notes receivable	—	(531,258)	531,258	—
Accounts receivable:
Customer	654,582	—	99,902	754,484
Allowance for doubtful accounts	(13,569)	—	—	(13,569)
Associated companies	21,859	(31,009)	9,150	—
Other	143,312	—	9,017	152,329
Accrued unbilled revenues	420,099	—	—	420,099
Total accounts receivable	1,226,283	(31,009)	118,069	1,313,343
Deferred fuel costs	185,066	—	—	185,066
Fuel inventory - at average cost	155,459	—	3,395	158,854
Materials and supplies - at average cost	670,540	—	49,242	719,782
Deferred nuclear refueling outage costs	175,690	—	5,881	181,571
Prepayments and other	308,036	(8,248)	66,536	366,324
TOTAL	3,034,258	(565,162)	1,002,135	3,471,231

OTHER PROPERTY AND INVESTMENTS

Investment in affiliates - at equity	1,390,786	(1,390,674)	86	198
Decommissioning trust funds	3,041,001	—	3,941,927	6,982,928
Non-utility property - at cost (less accumulated depreciation)	243,455	(12)	9,178	252,621
Other	440,528	—	6,821	447,349
TOTAL	5,115,770	(1,390,686)	3,958,012	7,683,096

PROPERTY, PLANT, AND EQUIPMENT

Electric	45,260,321	3,705	926,049	46,190,075
Property under capital lease	618,321	—	—	618,321
Natural gas	435,313	—	—	435,313
Construction work in progress	2,146,759	899	43,662	2,191,320
Nuclear fuel	765,152	—	140,685	905,837
TOTAL PROPERTY, PLANT AND EQUIPMENT	49,225,866	4,604	1,110,396	50,340,866
Less - accumulated depreciation and amortization	20,817,526	198	562,376	21,380,100
PROPERTY, PLANT AND EQUIPMENT - NET	28,408,340	4,406	548,020	28,960,766

DEFERRED DEBITS AND OTHER ASSETS

Regulatory assets:
Regulatory asset for income taxes - net	775,148	—	—	775,148
Other regulatory assets	4,638,615	—	—	4,638,615
Deferred fuel costs	239,248	—	—	239,248
Goodwill	374,099	—	3,073	377,172
Accumulated deferred income taxes	15,364	40,256	68,333	123,953
Other	68,764	9,815	50,634	129,213
TOTAL	6,111,238	50,071	122,040	6,283,349

TOTAL ASSETS	$42,669,606	$(1,901,371)	$5,630,207	$46,398,442

*Totals may not foot due to rounding.

Entergy Corporation
Consolidating Balance Sheet
September 30, 2017
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Entergy Wholesale Commodities	Consolidated
LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES

Currently maturing long-term debt	$789,707	$—	$79,500	$869,207
Notes payable and commercial paper:
Associated companies	—	(10,576)	10,576	—
Other	80,564	1,272,124	—	1,352,688
Account payable:
Associated companies	24,178	(42,975)	18,797	—
Other	921,814	616	182,608	1,105,038
Customer deposits	403,262	—	—	403,262
Taxes accrued	107,820	104,614	35,575	248,009
Interest accrued	172,259	8,762	97	181,118
Deferred fuel costs	61,867	—	—	61,867
Obligations under capital leases	2,043	—	—	2,043
Pension and other postretirement liabilities	51,455	—	13,449	64,904
Other	147,924	1,906	22,905	172,735
TOTAL	2,762,893	1,334,471	363,507	4,460,871

NON-CURRENT LIABILITIES

Accumulated deferred income taxes and taxes accrued	8,680,320	(129,719)	(1,011,971)	7,538,630
Accumulated deferred investment tax credits	219,892	—	—	219,892
Obligations under capital leases	22,783	—	—	22,783
Other regulatory liabilities	1,595,053	—	—	1,595,053
Decommissioning and retirement cost liabilities	2,964,556	—	3,151,454	6,116,010
Accumulated provisions	470,851	—	532	471,383
Pension and other postretirement liabilities	2,031,022	—	662,729	2,693,751
Long-term debt	11,989,506	1,988,016	—	13,977,522
Other	722,584	(384,739)	71,280	409,125
TOTAL	28,696,567	1,473,558	2,874,024	33,044,149

Subsidiaries' preferred stock without sinking fund	178,936	—	24,249	203,185

SHAREHOLDERS' EQUITY

Common stock, $.01 par value, authorized 500,000,000 shares;
issued 254,752,788 shares in 2017	2,051,268	(2,249,823)	201,103	2,548
Paid-in capital	2,799,315	1,109,806	1,511,487	5,420,608
Retained earnings	6,422,253	1,773,115	422,533	8,617,901
Accumulated other comprehensive income (loss)	(121,626)	—	233,304	111,678
Less - treasury stock, at cost (75,127,186 shares in 2017)	120,000	5,342,498	—	5,462,498
TOTAL	11,031,210	(4,709,400)	2,368,427	8,690,237

TOTAL LIABILITIES AND EQUITY	$42,669,606	$(1,901,371)	$5,630,207	$46,398,442

*Totals may not foot due to rounding.

Entergy Corporation
Consolidating Balance Sheet
December 31, 2016
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Entergy Wholesale Commodities	Consolidated
ASSETS

CURRENT ASSETS

Cash and cash equivalents:
Cash	$123,956	$939	$4,684	$129,579
Temporary cash investments	622,953	7,453	427,859	1,058,265
Total cash and cash equivalents	746,909	8,392	432,543	1,187,844
Notes receivable	—	(528,459)	528,459	—
Accounts receivable:
Customer	482,302	—	172,693	654,995
Allowance for doubtful accounts	(11,924)	—	—	(11,924)
Associated companies	22,892	(24,532)	1,640	—
Other	148,743	—	9,676	158,419
Accrued unbilled revenues	368,677	—	—	368,677
Total accounts receivable	1,010,690	(24,532)	184,009	1,170,167
Deferred fuel costs	108,465	—	—	108,465
Fuel inventory - at average cost	173,388	—	6,212	179,600
Materials and supplies - at average cost	645,682	—	52,841	698,523
Deferred nuclear refueling outage costs	128,577	—	17,644	146,221
Prepayments and other	161,495	(8,629)	40,582	193,448
TOTAL	2,975,206	(553,228)	1,262,290	3,684,268

OTHER PROPERTY AND INVESTMENTS

Investment in affiliates - at equity	1,390,786	(1,390,674)	86	198
Decommissioning trust funds	2,755,937	—	2,967,960	5,723,897
Non-utility property - at cost (less accumulated depreciation)	224,148	(11)	9,504	233,641
Other	466,599	—	3,065	469,664
TOTAL	4,837,470	(1,390,685)	2,980,615	6,427,400

PROPERTY, PLANT, AND EQUIPMENT

Electric	44,173,933	3,690	1,013,593	45,191,216
Property under capital lease	619,527	—	—	619,527
Natural gas	413,224	—	—	413,224
Construction work in progress	1,334,169	631	43,380	1,378,180
Nuclear fuel	816,794	—	221,105	1,037,899
TOTAL PROPERTY, PLANT AND EQUIPMENT	47,357,647	4,321	1,278,078	48,640,046
Less - accumulated depreciation and amortization	20,290,630	197	427,812	20,718,639
PROPERTY, PLANT AND EQUIPMENT - NET	27,067,017	4,124	850,266	27,921,407

DEFERRED DEBITS AND OTHER ASSETS

Regulatory assets:
Regulatory asset for income taxes - net	761,280	—	—	761,280
Other regulatory assets	4,769,913	—	—	4,769,913
Deferred fuel costs	239,100	—	—	239,100
Goodwill	374,099	—	3,073	377,172
Accumulated deferred income taxes	15,415	40,309	62,161	117,885
Other	59,251	9,125	1,537,633	1,606,009
TOTAL	6,219,058	49,434	1,602,867	7,871,359

TOTAL ASSETS	$41,098,751	$(1,890,355)	$6,696,038	$45,904,434

*Totals may not foot due to rounding.

Entergy Corporation
Consolidating Balance Sheet
December 31, 2016
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Entergy Wholesale Commodities	Consolidated
LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES

Currently maturing long-term debt	$364,900	$—	$—	$364,900
Notes payable and commercial paper:
Associated companies	—	(15,555)	15,555	—
Other	70,686	344,325	—	415,011
Account payable:
Associated companies	24,338	(46,062)	21,724	—
Other	990,033	585	294,959	1,285,577
Customer deposits	403,311	—	—	403,311
Taxes accrued	(27,752)	126,885	81,981	181,114
Interest accrued	159,300	27,882	47	187,229
Deferred fuel costs	102,753	—	—	102,753
Obligations under capital leases	2,423	—	—	2,423
Pension and other postretirement liabilities	63,026	—	13,916	76,942
Other	138,880	1,943	40,013	180,836
TOTAL	2,291,898	440,003	468,195	3,200,096

NON-CURRENT LIABILITIES

Accumulated deferred income taxes and taxes accrued	8,132,129	8,898	(645,737)	7,495,290
Accumulated deferred investment tax credits	227,147	—	—	227,147
Obligations under capital leases	24,582	—	—	24,582
Other regulatory liabilities	1,572,929	—	—	1,572,929
Decommissioning and retirement cost liabilities	2,879,307	—	3,113,169	5,992,476
Accumulated provisions	480,474	—	1,162	481,636
Pension and other postretirement liabilities	2,299,122	—	736,888	3,036,010
Long-term debt	11,886,598	2,536,557	44,500	14,467,655
Other	686,140	(391,127)	826,606	1,121,619
TOTAL	28,188,428	2,154,328	4,076,588	34,419,344

Subsidiaries' preferred stock without sinking fund	178,936	—	24,249	203,185

SHAREHOLDERS' EQUITY

Common stock, $.01 par value, authorized 500,000,000 shares;
issued 254,752,788 shares in 2016	2,051,268	(2,249,823)	201,103	2,548
Paid-in capital	2,799,315	953,993	1,663,937	5,417,245
Retained earnings	5,834,123	2,189,728	171,720	8,195,571
Accumulated other comprehensive income (loss)	(125,217)	—	90,246	(34,971)
Less - treasury stock, at cost (75,623,363 shares in 2016)	120,000	5,378,584	—	5,498,584
TOTAL	10,439,489	(4,484,686)	2,127,006	8,081,809

TOTAL LIABILITIES AND EQUITY	$41,098,751	$(1,890,355)	$6,696,038	$45,904,434

*Totals may not foot due to rounding.

Entergy Corporation
Consolidating Income Statement
Three Months Ended September 30, 2017
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Entergy Wholesale Commodities	Consolidated

OPERATING REVENUES
Electric	$2,793,836	$(38)	$—	$2,793,798
Natural gas	26,585	—	—	26,585
Competitive businesses	—	—	423,245	423,245
Total	2,820,421	(38)	423,245	3,243,628

OPERATING EXPENSES
Operation and Maintenance:
Fuel, fuel related expenses, and gas purchased for resale	599,209	58	13,683	612,950
Purchased power	390,461	(58)	17,737	408,140
Nuclear refueling outage expenses	41,038	—	2,235	43,273
Other operation and maintenance	598,857	6,717	198,961	804,535
Asset write-offs, impairments and related charges	—	—	16,221	16,221
Decommissioning	35,322	—	60,070	95,392
Taxes other than income taxes	141,114	161	18,199	159,474
Depreciation and amortization	301,870	505	52,364	354,739
Other regulatory charges	19,435	—	—	19,435
Total	2,127,306	7,383	379,470	2,514,159

OPERATING INCOME	693,115	(7,421)	43,775	729,469

OTHER INCOME (DEDUCTIONS)
Allowance for equity funds used during construction	24,338	—	—	24,338
Interest and investment income	55,983	(38,797)	41,146	58,332
Miscellaneous - net	(1,623)	(1,914)	1,736	(1,801)
Total	78,698	(40,711)	42,882	80,869

INTEREST EXPENSE
Interest expense	148,925	24,137	5,329	178,391
Allowance for borrowed funds used during construction	(11,492)	—	—	(11,492)
Total	137,433	24,137	5,329	166,899

INCOME BEFORE INCOME TAXES	634,380	(72,269)	81,328	643,439

Income taxes	230,647	(14,415)	25,563	241,795

NET INCOME	403,733	(57,854)	55,765	401,644

Preferred dividend requirements of subsidiaries	2,899	—	547	3,446

NET INCOME ATTRIBUTABLE TO ENTERGY CORPORATION	$400,834	$(57,854)	$55,218	$398,198

EARNINGS PER AVERAGE COMMON SHARE:
BASIC	$2.23	($0.32)	$0.31	$2.22
DILUTED	$2.22	($0.32)	$0.31	$2.21

AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
BASIC				179,563,819
DILUTED				180,464,069
*Totals may not foot due to rounding.

Entergy Corporation
Consolidating Income Statement
Three Months Ended September 30, 2016
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Entergy Wholesale Commodities	Consolidated

OPERATING REVENUES
Electric	$2,624,596	$(34)	$—	$2,624,562
Natural gas	24,796	—	—	24,796
Competitive businesses	—	—	475,345	475,345
Total	2,649,392	(34)	475,345	3,124,703

OPERATING EXPENSES
Operation and Maintenance:
Fuel, fuel related expenses, and gas purchased for resale	404,208	(34)	56,816	460,990
Purchased power	353,006	34	22,067	375,107
Nuclear refueling outage expenses	32,406	—	24,269	56,675
Other operation and maintenance	592,240	4,886	236,050	833,176
Asset write-offs, impairments and related charges	—	—	18,841	18,841
Decommissioning	38,370	—	46,896	85,266
Taxes other than income taxes	125,050	133	23,893	149,076
Depreciation and amortization	287,021	263	53,115	340,399
Other regulatory charges	33,113	—	—	33,113
Total	1,865,414	5,282	481,947	2,352,643

OPERATING INCOME	783,978	(5,316)	(6,602)	772,060

OTHER INCOME (DEDUCTIONS)
Allowance for equity funds used during construction	15,451	—	—	15,451
Interest and investment income	48,497	(38,012)	27,049	37,534
Miscellaneous - net	(4,924)	(1,075)	(741)	(6,740)
Total	59,024	(39,087)	26,308	46,245

INTEREST EXPENSE
Interest expense	147,324	22,208	5,370	174,902
Allowance for borrowed funds used during construction	(7,707)	—	—	(7,707)
Total	139,617	22,208	5,370	167,195

INCOME BEFORE INCOME TAXES	703,385	(66,611)	14,336	651,110

Income taxes	255,603	(3,812)	6,115	257,906

NET INCOME	447,782	(62,799)	8,221	393,204

Preferred dividend requirements of subsidiaries	4,487	—	547	5,034

NET INCOME ATTRIBUTABLE TO ENTERGY CORPORATION	$443,295	$(62,799)	$7,674	$388,170

EARNINGS PER AVERAGE COMMON SHARE:
BASIC	$2.48	($0.35)	$0.04	$2.17
DILUTED	$2.47	($0.35)	$0.04	$2.16

AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
BASIC				179,023,351
DILUTED				179,990,888
*Totals may not foot due to rounding.

Entergy Corporation
Consolidating Income Statement
Nine Months Ended September 30, 2017
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Entergy Wholesale Commodities	Consolidated

OPERATING REVENUES
Electric	$7,056,854	$(96)	$—	$7,056,758
Natural gas	100,011	—	—	100,011
Competitive businesses	—	—	1,293,867	1,293,867
Total	7,156,865	(96)	1,293,867	8,450,636

OPERATING EXPENSES
Operation and Maintenance:
Fuel, fuel related expenses, and gas purchased for resale	1,362,576	—	63,886	1,426,462
Purchased power	1,088,672	—	93,732	1,182,404
Nuclear refueling outage expenses	112,102	—	12,024	124,126
Other operation and maintenance	1,775,729	18,183	698,467	2,492,379
Asset write-offs, impairments and related charges	—	—	421,584	421,584
Decommissioning	114,937	—	195,125	310,062
Taxes other than income taxes	407,753	1,363	59,974	469,090
Depreciation and amortization	894,181	1,262	156,889	1,052,332
Other regulatory credits	(59,314)	—	—	(59,314)
Total	5,696,636	20,808	1,701,681	7,419,125

Gain on sale of assets	—	—	16,270	16,270

OPERATING INCOME	1,460,229	(20,904)	(391,544)	1,047,781

OTHER INCOME (DEDUCTIONS)
Allowance for equity funds used during construction	65,722	—	—	65,722
Interest and investment income	167,591	(115,801)	143,188	194,978
Miscellaneous - net	(9,348)	(4,743)	10,919	(3,172)
Total	223,965	(120,544)	154,107	257,528

INTEREST EXPENSE
Interest expense	437,523	67,507	17,827	522,857
Allowance for borrowed funds used during construction	(31,057)	—	—	(31,057)
Total	406,466	67,507	17,827	491,800

INCOME BEFORE INCOME TAXES	1,277,728	(208,955)	(255,264)	813,509

Income taxes	459,990	(39,826)	(507,719)	(87,555)

NET INCOME	817,738	(169,129)	252,455	901,064

Preferred dividend requirements of subsidiaries	8,697	—	1,641	10,338

NET INCOME ATTRIBUTABLE TO ENTERGY CORPORATION	$809,041	$(169,129)	$250,814	$890,726

EARNINGS PER AVERAGE COMMON SHARE:
BASIC	$4.51	($0.94)	$1.39	$4.96
DILUTED	$4.49	($0.94)	$1.39	$4.94

AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
BASIC				179,458,914
DILUTED				180,163,074
*Totals may not foot due to rounding.

Entergy Corporation
Consolidating Income Statement
Nine Months Ended September 30, 2016
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Entergy Wholesale Commodities	Consolidated

OPERATING REVENUES
Electric	$6,760,134	$(80)	$—	$6,760,054
Natural gas	95,530	—	—	95,530
Competitive businesses	—	—	1,341,534	1,341,534
Total	6,855,664	(80)	1,341,534	8,197,118

OPERATING EXPENSES
Operation and Maintenance:
Fuel, fuel related expenses, and gas purchased for resale	1,209,840	(80)	137,662	1,347,422
Purchased power	831,924	80	48,099	879,103
Nuclear refueling outage expenses	97,700	—	57,251	154,951
Other operation and maintenance	1,688,348	15,649	620,353	2,324,350
Asset write-offs, impairments and related charges	—	—	33,170	33,170
Decommissioning	113,415	—	117,104	230,519
Taxes other than income taxes	373,483	944	73,676	448,103
Depreciation and amortization	854,050	1,236	155,052	1,011,338
Other regulatory charges	55,626	—	—	55,626
Total	5,224,386	17,829	1,242,367	6,484,582

OPERATING INCOME	1,631,278	(17,909)	99,167	1,712,536

OTHER INCOME (DEDUCTIONS)
Allowance for equity funds used during construction	48,242	—	—	48,242
Interest and investment income	144,634	(115,351)	87,379	116,662
Miscellaneous - net	(14,867)	(4,222)	(6,613)	(25,702)
Total	178,009	(119,573)	80,766	139,202

INTEREST EXPENSE
Interest expense	446,403	62,033	17,908	526,344
Allowance for borrowed funds used during construction	(24,520)	—	—	(24,520)
Total	421,883	62,033	17,908	501,824

INCOME BEFORE INCOME TAXES	1,387,404	(199,515)	162,025	1,349,914

Income taxes	359,653	(34,148)	(176,626)	148,879

NET INCOME	1,027,751	(165,367)	338,651	1,201,035

Preferred dividend requirements of subsidiaries	13,945	—	1,641	15,586

NET INCOME ATTRIBUTABLE TO ENTERGY CORPORATION	$1,013,806	$(165,367)	$337,010	$1,185,449

EARNINGS PER AVERAGE COMMON SHARE:
BASIC	$5.67	($0.92)	$1.88	$6.63
DILUTED	$5.64	($0.92)	$1.88	$6.60

AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
BASIC				178,804,148
DILUTED				179,490,060
*Totals may not foot due to rounding.

Entergy Corporation
Consolidating Income Statement
Twelve Months Ended September 30, 2017
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Entergy Wholesale Commodities	Consolidated

OPERATING REVENUES
Electric	$9,163,479	$(116)	$—	$9,163,363
Natural gas	133,830	—	—	133,830
Competitive businesses	—	—	1,801,971	1,801,971
Total	9,297,309	(116)	1,801,971	11,099,164

OPERATING EXPENSES
Operating and Maintenance:
Fuel, fuel related expenses, and gas purchased for resale	1,716,688	(20)	171,572	1,888,241
Purchased power	1,415,246	20	107,563	1,522,829
Nuclear refueling outage expenses	141,926	—	35,928	177,853
Other operation and maintenance	2,447,191	24,793	992,759	3,464,743
Asset write-offs, impairments and related charges	—	—	3,224,049	3,224,049
Decommissioning	153,877	—	253,091	406,968
Taxes other than income taxes	531,780	1,136	80,572	613,489
Depreciation and amortization	1,185,819	1,672	201,688	1,389,179
Other regulatory credits	(20,697)	—	—	(20,697)
Total	7,571,830	27,601	5,067,222	12,666,654

Gain on sale of assets	—	—	16,270	16,270

OPERATING INCOME (LOSS)	1,725,479	(27,717)	(3,248,981)	(1,551,220)

OTHER INCOME (DEDUCTIONS)
Allowance for equity funds used during construction	85,042	—	—	85,042
Interest and investment income	212,950	(153,783)	164,275	223,443
Miscellaneous - net	(15,497)	(8,396)	4,806	(19,087)
Total	282,495	(162,179)	169,081	289,398

INTEREST EXPENSE
Interest expense	582,841	91,441	22,776	697,058
Allowance for borrowed funds used during construction	(40,712)	—	—	(40,712)
Total	542,129	91,441	22,776	656,346

INCOME (LOSS) BEFORE INCOME TAXES	1,465,845	(281,337)	(3,102,676)	(1,918,168)

Income taxes	524,726	(55,064)	(1,523,355)	(1,053,693)

NET INCOME (LOSS)	941,119	(226,273)	(1,579,321)	(864,475)

Preferred dividend requirements of subsidiaries	11,679	—	2,188	13,867

NET INCOME (LOSS) ATTRIBUTABLE TO ENTERGY CORPORATION	$929,440	$(226,273)	$(1,581,509)	$(878,342)

EARNINGS (LOSS) PER AVERAGE COMMON SHARE:
BASIC	$5.18	($1.26)	($8.82)	($4.90)
DILUTED	$5.16	($1.26)	($8.78)	($4.88)

AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
BASIC				179,375,613
DILUTED				180,106,451
*Totals may not foot due to rounding.

Entergy Corporation
Consolidating Income Statement
Twelve Months Ended September 30, 2016
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Entergy Wholesale Commodities	Consolidated

OPERATING REVENUES
Electric	$8,779,543	$(91)	$—	$8,779,452
Natural gas	126,471	—	—	126,471
Competitive businesses	—	—	1,799,719	1,799,719
Total	8,906,014	(91)	1,799,719	10,705,642

OPERATING EXPENSES
Operation and Maintenance:
Fuel, fuel related expenses, and gas purchased for resale	1,688,742	(91)	191,337	1,879,988
Purchased power	1,082,774	91	73,307	1,156,172
Nuclear refueling outage expenses	125,603	—	80,089	205,692
Other operation and maintenance	2,331,083	19,940	877,939	3,228,962
Asset write-offs, impairments and related charges	68,672	—	427,200	495,872
Decommissioning	149,935	—	153,240	303,175
Taxes other than income taxes	493,442	860	101,187	595,489
Depreciation and amortization	1,130,994	1,869	207,571	1,340,434
Other regulatory charges	195,658	—	—	195,658
Total	7,266,903	22,669	2,111,870	9,401,442

Gain on sale of asset	—	—	154,037	154,037

OPERATING INCOME	1,639,111	(22,760)	(158,114)	1,458,237

OTHER INCOME (DEDUCTIONS)
Allowance for equity funds used during construction	62,309	—	—	62,309
Interest and investment income	193,460	(156,811)	120,182	156,831
Miscellaneous - net	(24,545)	(11,237)	(51,150)	(86,932)
Total	231,224	(168,048)	69,032	132,208

INTEREST EXPENSE
Interest expense	587,393	79,757	25,744	692,894
Allowance for borrowed funds used during construction	(31,697)	—	—	(31,697)
Total	555,696	79,757	25,744	661,197

INCOME BEFORE INCOME TAXES	1,314,639	(270,565)	(114,826)	929,248

Income taxes	(31,577)	(45,715)	(299,344)	(376,636)

NET INCOME	1,346,216	(224,850)	184,518	1,305,884

Preferred dividend requirements of subsidiaries	18,674	—	2,188	20,862

NET INCOME ATTRIBUTABLE TO ENTERGY CORPORATION	$1,327,542	$(224,850)	$182,330	$1,285,022

EARNINGS (LOSS) PER AVERAGE COMMON SHARE:
BASIC	$7.43	($1.26)	$1.02	$7.19
DILUTED	$7.40	($1.26)	$1.02	$7.16

AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
BASIC				178,699,435
DILUTED				179,392,097
*Totals may not foot due to rounding.

Entergy Corporation
Consolidated Cash Flow Statement
Three Months Ended September 30, 2017 vs. 2016
(Dollars in thousands)
(Unaudited)
	2017	2016	Variance

OPERATING ACTIVITIES
Consolidated net income	$401,644	$393,204	$8,440
Adjustments to reconcile consolidated net income to net cash flow provided by operating activities:
Depreciation, amortization, and decommissioning, including nuclear fuel amortization	518,894	536,119	(17,225)
Deferred income taxes, investment tax credits, and non-current taxes accrued	233,620	289,629	(56,009)
Asset write-offs, impairments and related charges	21,010	18,841	2,169
Changes in working capital:
Receivables	(204,120)	(213,174)	9,054
Fuel inventory	14,533	19,314	(4,781)
Accounts payable	(85,649)	54,521	(140,170)
Prepaid taxes and taxes accrued	69,097	22,373	46,724
Interest accrued	(2,164)	(3,944)	1,780
Deferred fuel costs	10,309	(163,349)	173,658
Other working capital accounts	9,726	43,376	(33,650)
Changes in provisions for estimated losses	(2,733)	1,227	(3,960)
Changes in other regulatory assets	54,818	55,016	(198)
Changes in other regulatory liabilities	30,374	40,494	(10,120)
Changes in pensions and other postretirement liabilities	(173,951)	(136,344)	(37,607)
Other	(2,340)	43,012	(45,352)
Net cash flow provided by operating activities	893,068	1,000,315	(107,247)
INVESTING ACTIVITIES
Construction/capital expenditures	(902,392)	(708,929)	(193,463)
Allowance for equity funds used during construction	24,560	15,655	8,905
Nuclear fuel purchases	(16,298)	(36,236)	19,938
Payment for purchase of plant	—	(1,426)	1,426
Changes in securitization account	(16,522)	(17,150)	628
Payments to storm reserve escrow account	(801)	(398)	(403)
Increase (decrease) in other investments	(113,922)	12,317	(126,239)
Litigation proceeds for reimbursement of spent nuclear fuel storage costs	—	33,081	(33,081)
Proceeds from nuclear decommissioning trust fund sales	440,085	563,894	(123,809)
Investment in nuclear decommissioning trust funds	(472,228)	(577,062)	104,834
Net cash flow used in investing activities	(1,057,518)	(716,254)	(341,264)
FINANCING ACTIVITIES
Proceeds from the issuance of:
Long-term debt	186,077	1,651,693	(1,465,616)
Treasury stock	7,302	16,265	(8,963)
Retirement of long-term debt	(356,578)	(809,403)	452,825
Repurchase / redemption of preferred stock	—	(85,283)	85,283
Changes in credit borrowings and commercial paper - net	103,720	(591,525)	695,245
Other	(4,642)	4,072	(8,714)
Dividends paid:
Common stock	(156,187)	(152,150)	(4,037)
Preferred stock	(3,446)	(6,395)	2,949
Net cash flow provided by (used in) financing activities	(223,754)	27,274	(251,028)
Net increase (decrease) in cash and cash equivalents	(388,204)	311,335	(699,539)
Cash and cash equivalents at beginning of period	934,495	996,099	(61,604)
Cash and cash equivalents at end of period	$546,291	$1,307,434	$(761,143)

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid (received) during the period for:
Interest - net of amount capitalized	$173,357	$173,618	($261)
Income taxes	$2,790	($4,619)	$7,409

Entergy Corporation
Consolidated Cash Flow Statement
Nine Months Ended September 30, 2017 vs. 2016
(Dollars in thousands)
(Unaudited)
	2017	2016	Variance

OPERATING ACTIVITIES
Consolidated net income	$901,064	$1,201,035	$(299,971)
Adjustments to reconcile consolidated net income to net cash flow provided by operating activities:
Depreciation, amortization, and decommissioning, including nuclear fuel amortization	1,561,565	1,548,872	12,693
Deferred income taxes, investment tax credits, and non-current taxes accrued	(90,607)	119,603	(210,210)
Asset write-offs, impairments and related charges	241,838	33,170	208,668
Gain on sale of assets	(16,270)	—	(16,270)
Changes in working capital:
Receivables	(198,029)	(270,847)	72,818
Fuel inventory	20,746	28,900	(8,154)
Accounts payable	(75,962)	99,933	(175,895)
Prepaid taxes and taxes accrued	66,895	29,429	37,466
Interest accrued	(6,111)	(13,487)	7,376
Deferred fuel costs	(117,636)	(159,592)	41,956
Other working capital accounts	(81,779)	(78,553)	(3,226)
Changes in provisions for estimated losses	(10,073)	2,760	(12,833)
Changes in other regulatory assets	117,430	164,716	(47,286)
Changes in other regulatory liabilities	22,124	110,999	(88,875)
Changes in pensions and other postretirement liabilities	(354,297)	(305,200)	(49,097)
Other	(268,147)	(259,343)	(8,804)
Net cash flow provided by operating activities	1,712,751	2,252,395	(539,644)
INVESTING ACTIVITIES
Construction/capital expenditures	(2,622,104)	(2,003,427)	(618,677)
Allowance for equity funds used during construction	66,437	48,807	17,630
Nuclear fuel purchases	(226,054)	(160,343)	(65,711)
Payment for purchase of plant	—	(949,329)	949,329
Proceeds from sale of assets	100,000	—	100,000
Insurance proceeds received for property damages	26,157	—	26,157
Changes in securitization account	(6,494)	(3,911)	(2,583)
Payments to storm reserve escrow account	(1,925)	(1,203)	(722)
Receipts from storm reserve escrow account	8,836	—	8,836
Increase (decrease) in other investments	(112,217)	12,374	(124,591)
Litigation proceeds for reimbursement of spent nuclear fuel storage costs	25,493	122,488	(96,995)
Proceeds from nuclear decommissioning trust fund sales	1,902,783	1,796,566	106,217
Investment in nuclear decommissioning trust funds	(1,988,634)	(1,844,514)	(144,120)
Net cash flow used in investing activities	(2,827,722)	(2,982,492)	154,770
FINANCING ACTIVITIES
Proceeds from the issuance of:
Long-term debt	1,222,606	5,508,461	(4,285,855)
Treasury stock	15,121	33,120	(17,999)
Retirement of long-term debt	(1,222,915)	(4,229,599)	3,006,684
Repurchase / redemption of preferred stock	—	(85,283)	85,283
Changes in credit borrowings and commercial paper - net	937,677	(60,985)	998,662
Other	(337)	(6,204)	5,867
Dividends paid:
Common stock	(468,396)	(455,993)	(12,403)
Preferred stock	(10,338)	(16,947)	6,609
Net cash flow provided by financing activities	473,418	686,570	(213,152)
Net decrease in cash and cash equivalents	(641,553)	(43,527)	(598,026)
Cash and cash equivalents at beginning of period	1,187,844	1,350,961	(163,117)
Cash and cash equivalents at end of period	$546,291	$1,307,434	$(761,143)

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid (received) during the period for:
Interest - net of amount capitalized	$507,912	$584,362	($76,450)
Income taxes	($11,883)	$79,988	($91,871)

Entergy Corporation
Consolidated Cash Flow Statement
Twelve Months Ended September 30, 2017 vs. 2016
(Dollars in thousands)
(Unaudited)
	2017	2016	Variance

OPERATING ACTIVITIES
Consolidated net income (loss)	$(864,475)	$1,305,884	$(2,170,359)
Adjustments to reconcile consolidated net income (loss) to net cash flow provided by operating activities:
Depreciation, amortization, and decommissioning, including nuclear fuel amortization	2,135,984	2,053,418	82,566
Deferred income taxes, investment tax credits, and non-current taxes accrued	(1,046,467)	(432,763)	(613,704)
Asset write-offs, impairments and related charges	3,044,305	495,872	2,548,433
Gain on sale of asset	(16,270)	(154,037)	137,767
Changes in working capital:
Receivables	(24,157)	(10,384)	(13,773)
Fuel inventory	30,056	24,102	5,954
Accounts payable	(1,474)	55,031	(56,505)
Prepaid taxes and taxes accrued	8,503	3,169	5,334
Interest accrued	41	9,436	(9,395)
Deferred fuel costs	(199,940)	(26,251)	(173,689)
Other working capital accounts	27,971	(59,112)	87,083
Changes in provisions for estimated losses	8,072	(9,851)	17,923
Changes in other regulatory assets	(95,755)	271,789	(367,544)
Changes in other regulatory liabilities	69,156	267,567	(198,411)
Changes in pensions and other postretirement liabilities	(186,016)	(443,980)	257,964
Other	(430,479)	(155,956)	(274,523)
Net cash flow provided by operating activities	2,459,055	3,193,934	(734,879)
INVESTING ACTIVITIES
Construction/capital expenditures	(3,398,899)	(2,802,529)	(596,370)
Allowance for equity funds used during construction	85,975	63,014	22,961
Nuclear fuel purchases	(380,417)	(313,685)	(66,732)
Payment for purchase of plant	—	(949,329)	949,329
Proceeds from sale of assets	100,000	487,406	(387,406)
Insurance proceeds received for property damages	47,125	11,654	35,471
Changes in securitization account	1,424	(961)	2,385
Payments to storm reserve escrow account	(2,266)	(1,410)	(856)
Receipts from storm reserve escrow account	8,836	5,916	2,920
Increase (decrease) in other investments	(115,536)	28,268	(143,804)
Litigation proceeds for reimbursement of spent nuclear fuel storage costs	72,090	140,784	(68,694)
Proceeds from nuclear decommissioning trust fund sales	2,515,137	2,800,983	(285,846)
Investment in nuclear decommissioning trust funds	(2,628,747)	(2,875,011)	246,264
Net cash flow used in investing activities	(3,695,278)	(3,404,900)	(290,378)
FINANCING ACTIVITIES
Proceeds from the issuance of:
Long-term debt	2,514,703	6,804,766	(4,290,063)
Preferred stock of subsidiary	—	107,426	(107,426)
Treasury stock	15,115	33,268	(18,153)
Retirement of long-term debt	(2,304,640)	(5,395,999)	3,091,359
Repurchase / redemption of preferred stock	(30,000)	(85,283)	55,283
Changes in credit borrowings and commercial paper - net	919,325	(348,659)	1,267,984
Other	(1,005)	(8,238)	7,233
Dividends paid:
Common stock	(624,238)	(607,622)	(16,616)
Preferred stock	(14,180)	(21,857)	7,677
Net cash flow provided by financing activities	475,080	477,802	(2,722)
Net increase (decrease) in cash and cash equivalents	(761,143)	266,836	(1,027,979)
Cash and cash equivalents at beginning of period	1,307,434	1,040,598	266,836
Cash and cash equivalents at end of period	$546,291	$1,307,434	$(761,143)

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid (received) during the period for:
Interest - net of amount capitalized	$670,329	$724,503	$(54,174)
Income taxes	$3,446	$87,798	$(84,352)